UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 20, 2005
LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11311	13-3386776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

21557 Telegraph Road, Southfield, MI		48034
(Address of principal executive offices)		(Zip Code)
(248) 447-1500
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information
Item 2.06 Material Impairments.
On September 19, 2005, Lear Corporation (“Lear” or the “Company”) filed a Current Report on Form 8-K under Item 2.06 (the “Prior 8-K”) disclosing that it was evaluating the carrying value of goodwill within its Interior segment for potential impairment due to the segment’s continued unfavorable operating results. At that time, Lear concluded that the Interior segment’s goodwill had been materially impaired but was unable to make a good-faith estimate of the amount or range of amounts of the impairment charge. This segment comprises the following product groups: instrument panels and cockpit systems, overhead systems, door panels, flooring and acoustic systems and other interior components.
Based on its analysis to date, Lear now estimates the impairment charge to be approximately $670 million. The estimated goodwill impairment charge, which does not result in current or future cash expenditures, will be recorded in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” in Lear’s third quarter 2005 financial results. The actual amount of the goodwill impairment charge will not be finalized until the fourth quarter of 2005 and may be materially different than the Company’s current estimate.
Lear has also concluded that certain fixed assets in its Interior segment have also been materially impaired. A fixed asset impairment charge of $83 million ($54 million net of tax), which does not result in current or future cash expenditures, will be recorded on a held for use basis in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” in Lear’s third quarter 2005 financial results.
The impact resulting from the impairment charges is not reflected in Lear’s previously announced financial guidance.
FORWARD-LOOKING STATEMENTS
This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from current estimates as a result of several factors, including the completion of the Company’s impairment analysis, the finalization of the Company’s restructuring plan and the outcome of various strategic alternatives being evaluated with respect to the Company’s Interior product segment, as well as changes in factors impacting the Interior product segment’s operating results, including raw material cost and availability, production volumes on key platforms, changes in customer sourcing strategies, the outcome of customer pricing negotiations and general economic conditions in the markets in which the Company operates, the costs and timing of facility closures and other actions, competitive conditions impacting the Company’s key customers, the Company’s ability to mitigate the significant impact of recent increases in raw material, energy and commodity costs and other risks described from time to time in the Company’s Securities and Exchange Commission filings.
The forward-looking statements in this Current Report on Form 8-K/A are made as of the date hereof, and the Company does not assume any obligation to update amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

SIGNATURE
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEAR CORPORATION, a Delaware corporation
Date: October 20, 2005	By:	/s/ James L. Murawski
		Name:	James L. Murawski
		Title:	Vice President and Corporate Controller

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